Exhibit 4.2

NATIONAL OILWELL VARCO, INC.,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

$500,000,000

1.35% SENIOR NOTES DUE 2017

FIRST

SUPPLEMENTAL

INDENTURE

Dated as of November 20, 2012

-i-

THIS FIRST SUPPLEMENTAL INDENTURE dated as of November 20, 2012 (this “Supplemental Indenture”), between National Oilwell Varco, Inc., a Delaware corporation (the “Company” or the “Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has entered into an Indenture, dated as of the date hereof (the “Original Indenture”), with U.S. Bank National Association, as trustee;

WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under Sections 201, 301 and 901 of the Original Indenture, the form and terms of a new series of Securities (as defined in the Original Indenture) may at any time be established by a supplemental indenture executed by the Issuer and the Trustee;

WHEREAS, the Issuer proposes to create under the Indenture a new series of Securities; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ESTABLISHMENT OF NEW SERIES

Section 1.01. Establishment of New Series.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Issuer’s 1.35% Senior Notes due 2017 (the “Notes”).

(b) There are to be authenticated and delivered $500,000,000 principal amount of Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes.

(c) The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

(d) Each Note shall be dated the date of authentication thereof and shall bear interest as provided in paragraph 1 of the form of Note in Exhibit A hereto.

(e) No Additional Amounts shall be payable in relation to the Notes.

(f) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

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ARTICLE II

DEFINITIONS

Section 2.01. Definitions in the Indenture. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are additional definitions used in this Supplemental Indenture:

“Additional Notes” has the meaning assigned to it in Section 3.02 of this Supplemental Indenture.

“Bankruptcy Act” means Title 11, United States Code, or any similar United States federal or state law (or any similar foreign law) for the relief of debtors.

“Global Security” or “Global Note” means a Note that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Notes or any portion thereof.

“Issue Date” means the date on which the Notes are initially issued under the Indenture.

“Notes” has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Notes issued on the Issue Date and any Additional Notes.

ARTICLE III

THE NOTES

Section 3.01. Form. The Notes shall be issued initially in the form of one or more Global Securities, and the Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02. Issuance of Additional Notes. The Issuer may, from time to time, issue an unlimited amount of additional Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Notes issued on the Issue Date and which shall have identical terms as the Notes issued on the Issue Date other than with respect to the issue date and first payment of interest. The Notes issued on the Issue Date shall be limited in aggregate principal amount to $500,000,000, subject to the provisions of Section 306 of the Original Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture and for purposes of interest accrual and redemptions.

ARTICLE IV

REDEMPTION

Section 4.01. Optional Redemption.

(a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b) To redeem the Notes, the Issuer must pay a Redemption Price in an amount determined in accordance with the provisions of paragraph number 5 of the form of Note in Exhibit A hereto.

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(c) Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Article Eleven of the Original Indenture. The actual Redemption Price, calculated as provided in paragraph number 5 of the form of Note in Exhibit A hereto, shall be certified in writing to the Trustee by the Company no later than two Business Days prior to each Redemption Date.

Section 4.02. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE V

MISCELLANEOUS

Section 5.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 5.02. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 5.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.04. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.05. Trustee Makes No Representation; Trustee’s Rights and Duties. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be liable in connection therewith. The rights and duties of the Trustee shall be determined by the express provisions of the Original Indenture and, except as expressly set forth in this Supplemental Indenture, nothing in this Supplemental Indenture shall in any way modify or otherwise affect the Trustee’s rights and duties thereunder.

[Signatures on following page]

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SIGNATURES

ISSUER:

NATIONAL OILWELL VARCO, INC.

By:	/s/ Clay C. Williams
Name:	Clay C. Williams
Title:	Executive Vice President and Chief Accounting Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name:	Steven A. Finklea, CCTS
Title:	Vice President

Signature Page – First Supplemental Indenture

EXHIBIT A

(Form of Face of Note)

CUSIP 637071 AL5	No.
ISIN US637071AL57	$

NATIONAL OILWELL VARCO, INC.

1.35% Senior Note due 2017

NATIONAL OILWELL VARCO, INC., a Delaware corporation, promises to pay to         , or registered assigns, the principal sum of $         Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on December 1, 2017.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

NATIONAL OILWELL VARCO, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Dated:

[1]	To be included only if the Note is issued in global form.

(Form of Back of Note)

1.35% Senior Note due 2017

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]2

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. National Oilwell Varco, Inc., a Delaware corporation (the “Company” or the “Issuer”), promises to pay interest on the principal amount of this Note at 1.35% per annum from November 20, 2012 until maturity. The Issuer shall pay interest semi-annually on June 1 and December 1 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2013. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Act) on overdue principal and premium, if any, from time to time on demand at the same rate; and it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Act) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are Holders of Notes at the close of business on the May 15 or November 15 preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 of the Original Indenture with respect to Defaulted Interest, and the Issuer shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a Paying Agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency maintained by the Issuer for such purpose (which initially is the corporate trust office of U.S. Bank National Association at 100 Wall Street, Suite 1600, New York, New York 10005) or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, (a) each Global Security and (b) all other Notes aggregating at least $1,000,000 in principal amount the Holder of which shall have provided wire transfer instructions to the Issuer or the Paying Agent to an account in the United States prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[2]	To be included only if the Note is issued in global form.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, has been appointed to act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to any Holder. The Issuer may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of November 20, 2012 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of November 20, 2012 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The Notes are the obligation of the Issuer, initially in aggregate principal amount of $500,000,000. The Issuer may issue an unlimited principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date and first payment of interest) as the initial Notes for the purposes indicated in Section 3.02 of the Supplemental Indenture).

5. Optional Redemption.

(a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b) To redeem the Notes, the Issuer must pay a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate (as defined below) plus 15 basis points, plus in either case, any accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

For purposes of determining the Redemption Price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, for any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means each of Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their respective affiliates which are primary U.S. government securities dealers in the United States (a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing and its affiliates and subsidiaries shall not be a Primary Treasury Dealer at the appropriate time, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed by the Company as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The election of the Issuer to redeem any Notes need not be evidenced by a Board Resolution.

6. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase them at the option of the Holders.

7. Notice of Redemption. Any notice of redemption shall be given at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and with respect to which the Redemption Price has been paid.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges imposed in relation thereto.

9. Persons Deemed Owners. The registered holder of a Note shall be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then Outstanding Securities of each series affected thereby, any past default relating to the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes, and the Holders of a majority in principal amount of all Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any other past default under the Indenture. Without the consent of any Holder of a Note, the Indenture may be amended or supplemented for any of the purposes set forth in Section 901 of the Indenture, including to cure any ambiguity, defect or inconsistency, to evidence the succession of another Person to the Company and provide for the assumption by any such successor of the covenants of the Company herein and in the Indenture, to make any change that does not adversely affect the rights under the Indenture of any Holder of the Notes in any material respect, to comply with the requirements of the Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor or additional Trustee, to add to the covenants of the Issuer or any additional Events of Default, to secure the Notes or to establish the form or terms of any other series of Securities.

11. Events of Defaults and Acceleration. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when due at Stated Maturity, upon redemption or otherwise; (iii) default in the performance or breach of any covenant of the Company in the Indenture (other than a covenant referred to in clause (i) or (ii) or included in the Indenture for the sole benefit of a series of Securities other than the Notes), and continuance of such default for a period of 90 days (or, in the case of a default under the covenant in Section 704 of the Indenture, 120 days) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; and (iv) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer. If any Event of Default referred to in clause (i) or (ii) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. If an Event of Default referred to in clause (iii) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of all Outstanding Securities of all series affected by such default, including the Notes, may declare all such Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default referred to in clause (iv), all Outstanding Securities shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

12. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

National Oilwell Varco, Inc.

7909 Parkwood Circle Drive

Houston, Texas 77036

Attention: General Counsel

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE3

The original principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of increase or decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

[3]	To be included only if the Note is issued in global form.